UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

to

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2015

RCS Capital Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35924	38-3894716
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (866) 904-2988

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendments to Secured Credit Facilities

On June 30, 2015, RCS Capital Corporation (the “Company”) entered into Amendment No. 1 (the “First Lien Amendment”) to the First Lien Credit Agreement, dated as of April 29, 2014 (the “First Lien Credit Agreement”), with Barclays Bank PLC as administrative agent and collateral agent and the other lenders party thereto (collectively, the “First Lien Lenders”), and Amendment No. 1 (the “Second Lien Amendment” and, together with the First Lien Amendment, the “Amendments”) to the Second Lien Credit Agreement, dated as of April 29, 2014 (the “Second Lien Credit Agreement” and, together with the First Lien Credit Agreement, the “Credit Agreements”), with Bank of America, N.A. as administrative agent and collateral agent, and the other lenders party thereto (collectively, the “Second Lien Lenders” and, together with the First Lien Lenders, the “Lenders”). RCAP Holdings, LLC (“RCAP Holdings”), the Company’s controlling shareholder, RCS Capital Management, LLC (“RCS Management”), the Company’s external services provider, and certain of the Company’s subsidiaries are also parties to the Credit Agreements and the Amendments, as guarantors. Certain of the Company’s officers and directors are members and officers of RCAP Holdings and RCS Management.

In connection with the Amendments, the Company paid customary consent and arrangement fees to the Lenders.

First Lien Amendment

The following is a summary of the material terms of the First Lien Amendment:

•	Increase of the applicable interest rate margin for the loans under the First Lien Credit Agreement (the “First Lien Term Loan”) by 1.00% per annum (i.e., for Eurodollar Loans, from LIBO Rate, plus 5.50% to LIBO Rate, plus 6.50%).

•	Reset of the premium that would be payable in connection with a Repricing Transaction (as defined under the First Lien Credit Agreement, including any prepayment, exchange or conversion of the First Lien Term Loans with the proceeds of a substantially concurrent financing that has an all in yield lower than the all in yield on the First Lien Term Loan) from a 2% premium for the year ended April 29, 2015 and a 1% premium for the year ending April 29, 2016 to a 2% premium for the year ended June 30, 2016 and a 1% premium for the year ended June 30, 2017.

•	Amend the Secured Leverage Ratio (Secured Net Debt to Consolidated EBITDA, as defined and more particularly set forth under the First Lien Credit Agreement) as follows:

Test Period	Existing Credit Agreement	Amended Credit Agreement
September 30, 2014	3.25:1.00	3.25:1.00
December 31, 2014	3.00:1.00	3.00:1.00
March 31, 2015	2.75:1.00	2.75:1.00
June 30, 2015	2.50:1.00	3.25:1.00
September 30, 2015	2.25:1.00	3.25:1.00
December 31, 2015	2.00:1.00	3.00:1.00
March 31, 2016	1.75:1.00	2.50:1.00
June 30, 2016	1.50:1.00	2.25:1.00
September 30, 2016—December 31, 2016	1.25:1.00	2.00:1.00
March 31, 2017	1.00:1.00	1.00:1.00
June 30, 2017 – December 31, 2018	0.75:1.00	1:00:1.00
March 31, 2019 and the last day of each test period thereafter	0.75:1.00	0.75:1.00

This summary description of the material terms of the First Lien Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Lien Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Second Lien Amendment

The following is a summary of the material terms of the Second Lien Amendment:

•	Increase of the applicable interest rate margin for the loans under the Second Lien Credit Facility (the “Second Lien Term Loan”) by 1.00% per annum (i.e., for Eurodollar Loans, from LIBO Rate, plus 9.50% to LIBO Rate, plus 10.50%).

•	Increase of the premium payable on optional prepayments of the Second Lien Term Loan from 3% to 5% for the period from April 29, 2016 to April 29, 2017, from 1% to 3% for the period from April 29, 2017 to April 29, 2018 and from no premium to 1% for the period from April 29, 2018 to April 29, 2019.

•	Amend the Secured Leverage Ratio (Secured Net Debt to Consolidated EBITDA, as defined and more particularly set forth under the Second Lien Credit Agreement) as follows:

Test Period	Existing Credit Agreement	Amended Credit Agreement
September 30, 2014	3.50:1.00	3.50:1.00
December 31, 2014	3.25:1.00	3.25:1.00
March 31, 2015	3.00:1.00	3.00:1.00
June 30, 2015	2.75:1.00	3.50:1.00
September 30, 2015	2.50:1.00	3.50:1.00
December 31, 2015	2.25:1.00	3.25:1.00
March 31, 2016	2.00:1.00	2.75:1.00
June 30, 2016	1.75:1.00	2.50:1.00
September 30, 2016—December 31, 2016	1.50:1.00	2.25:1.00
March 31, 2017	1.25:1.00	1.25:1.00
June 30, 2017—December 31, 2018	1.00:1.00	1.00:1.00
March 31, 2019 and the last day of each test period thereafter	0.75:1.00	0.75:1.00

This summary description of the material terms of the Second Lien Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Lien Amendment, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On June 30, 2015, the Company issued a press release, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 1, dated as of June 30, 2015, to the First Lien Credit Agreement, dated as of April 29, 2014, among RCS Capital Corporation, as borrower, Barclays Bank PLC, as administrative agent and collateral agent, and the other lender and guarantor parties thereto
10.2	Amendment No. 1, dated as of June 30, 2015, to Second First Lien Credit Agreement, dated as of April 29, 2014, among RCS Capital Corporation, as borrower, Bank of America, N.A., as administrative agent and collateral agent, and the other lender and guarantor parties thereto
99.1	Press release dated June 30, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RCS Capital Corporation

Date:	June 30, 2015	By:	/s/ EDWARD M. WEIL, JR.
Edward M. Weil, Jr.
Chief Executive Officer and Director